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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Fast Associates Pte. Ltd.
(Incorporated in the Republic of Singapore)


As independent public accountants, we hereby consent to the use of our report dated May 13, 1996 for the year ended December 31, 1995, in Consilium, Inc.'s Form 8-K/A dated December 17, 1997.



                                    /s/ Kang & Khoo Certified Public Accountants
                                    KANG & KHOO CERTIFIED PUBLIC ACCOUNTANTS


Singapore
December 16, 1997